Exhibit 10.12.4

NON-QUALIFIED STOCK OPTION AWARD AGREEMENT (Installment Vesting)

1.
The Grant. Alliant Techsystems Inc., a Delaware corporation (the “Company”), hereby grants to you, on the terms and conditions set forth in this Non-Qualified Stock Option Award Agreement (this “Agreement”) and in the Alliant Techsystems Inc. 2005 Stock Incentive Plan (the “Plan”), an option (the “Option”) (a) as of the date (the “Grant Date”), (b) for the purchase of the number of shares of common stock of the Company (the “Shares”), (c) at an option price per Share and (d) with the expiration date (the “Expiration Date”), which the Company or its agent provided to you separately in writing through an electronic notice and on-line grant acceptance web page (the “Electronic Notice and On-Line Grant Acceptance”).

2.	Exercise of Option. The exercise of the Option is subject to the following terms and conditions:
(a)
The Option may be exercised only by you (or by your appropriate representatives in the event of your death), in whole or in part from time to time as provided in Paragraph 2(b) below, during the period commencing on the date set forth in Paragraph 2(b) below and ending on the earlier of (i) the Expiration Date or (ii) the expiration of the applicable period following the date of your termination of employment with the Company or one of its Affiliates (as defined in the Plan), as provided in Paragraph 4 below. In no event, however, may you exercise the Option to any extent after the Expiration Date.

(b)
The Option shall become exercisable to the extent of one third of the Shares on each of the first, second, and third anniversaries of the Grant Date. Once the Option has become exercisable, you may exercise it to the extent set forth in the preceding sentence at any time thereafter, subject to the provisions of this Agreement.

(c)
The Option shall become immediately exercisable in full after a Change in Control (as defined in Appendix A to this Agreement). However, if you are or become a participant in the Company’s Income Security Plan or any successor or substitute plan (the “ISP”), the terms relating to the exercisability of the Option, including whether a Change in Control has occurred, shall be governed by the provisions of the ISP.

3.
Manner of Exercise.  The Option shall be exercised by the delivery of written notice of exercise (the “Notice”) to the Company or its agent. The Notice shall be in electronic form or such other form as the Company may prescribe and shall specify the number of Shares as to which you are exercising the Option, and shall be accompanied by payment of the purchase price of the Shares either in cash (certified or cashier’s check payable to the Company or by wire transfer to the Company) or by the delivery of Shares, or both. The Notice shall also be accompanied by such other information and documents as the Company, in its discretion, may request.

4.
Termination of Employment.  Subject to the provisions of Paragraph 2 above, the Option may be exercised as provided in the Plan and this Agreement to the following extent for the following period after your termination of employment:

	(a)	For three years if your termination of employment is a result of your death, to the extent exercisable on the date of death;
(b)
For three years if your termination of employment is a result of your Retirement (as defined in Appendix A to this Agreement) or involuntary layoff, to the extent exercisable on the date of such termination of employment, provided, however, that if you die after such termination of employment, your appropriate representatives may exercise the Option within 180 days after your death but no later than three years after such termination of employment;

(c)
For three years if your termination of employment is a result of Disability (as defined in Appendix A to this Agreement), to the extent exercisable on the date of such termination of employment, provided, however, that if you die after such termination of employment, your appropriate representatives may exercise the Option within 180 days after your death but no later than three years after such termination of employment; or

	(d)	For 90 days after your termination of employment by reason of voluntary layoff or any other reason, other than for cause, to the extent exercisable on the date of such termination of employment.
The Option may not be exercised following your termination of employment for cause.
5.
Recoupment. The Committee reserves the right to recoup the Option, the value of the Option, or any Shares acquired upon the exercise of the Option from you in the event there is a material restatement of the Company’s financial results. If the Committee determines a recoupment is appropriate in the exercise of its discretion, considering all the facts and circumstances, you shall forfeit and pay back, as applicable, such portion, or all, of the Option, the value of the Option and any Shares acquired upon the exercise of the Option as determined by the Committee in its sole discretion.

6.
Holding Requirement.  You will be required to retain at least 50% of the net number of underlying Shares issued upon the exercise of the Option until you cease to be an executive officer of the Company. See the Stock Holding Policy for additional information.

7.
Income Taxes.  You are liable for any federal, state and local income or other taxes applicable upon the grant or exercise of the Option or the disposition of the Shares. Upon exercise of the Option, you shall promptly pay to the Company the minimum statutory withholding taxes required to be withheld or collected by the Company in connection with the exercise of the Option. You may pay all or a portion of the minimum statutory withholding taxes by (a) having the Company withhold Shares otherwise to be delivered upon the exercise of the Option with a Fair Market Value (as defined in the Plan) equal to the amount of such taxes, (b) delivering to the Company Shares other than Shares issuable upon the exercise of the Option with a Fair Market Value equal to the amount of such taxes or (c) paying cash. For federal income tax purposes, the Option shall not be eligible for treatment as a qualified or incentive stock option.

8.
Acknowledgment.  This Option shall not be effective until you agree to the terms and conditions of this Agreement and the Plan, and acknowledge receipt of a copy of the Prospectus relating to the Plan, by accepting this Option in writing or electronically as specified by the Company or its agent in the Electronic Notice and On-Line Grant Acceptance.

ALLIANT TECHSYSTEM INC.
/s/ Mark W. DeYoung
Mark W. DeYoung President & Chief Executive Officer

Alliant Techsystems Inc. 2005 Stock Incentive Plan

Appendix A to Award Agreement

“Change in Control” means any of the following:

•
The acquisition by any “person” or group of persons (a “Person”), as such terms are used in Section 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (other than the Company or a “Subsidiary” (as defined below) or any Company employee benefit plan (including its trustee)) of “beneficial ownership” (as defined in Rule 13d-3 under the Exchange Act) (“Beneficial Ownership”), directly or indirectly, of securities of the Company representing, directly or indirectly, more than 50% of the total number of shares of the Company’s then outstanding “Voting Securities” (as defined below);

•
consummation of a reorganization, merger or consolidation of the Company, or the sale or other disposition of all or substantially all of the Company’s assets (a “Business Combination”), in each case, unless, following such Business Combination, the individuals and entities who were the beneficial owners of the total number of shares of the Company’s outstanding Voting Securities immediately prior to both (1) such Business Combination, and (2) any “Change Event” (as defined below) occurring within 12 months prior to such Business Combination, beneficially own, directly or indirectly, more than 50% of the total number of shares of the outstanding Voting Securities of the resulting corporation, or the acquiring corporation, as the case may be, immediately following such Business Combination (including, without limitation, the outstanding Voting Securities of any corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the total number of shares of the Company’s outstanding Voting Securities; or

•
any other circumstances (whether or not following a Change Event) which the Company’s Board of Directors (the “Board”) determines to be a Change in Control for purposes of this Plan after giving due consideration to the nature of the circumstances then represented and the purposes of this Plan. Any such determination made by the Board shall be irrevocable except by vote of a majority of the members of the Board who voted in favor of making such determination.

For purposes of this definition, a “Change in Control” shall not result from any transaction precipitated by the Company's insolvency, appointment of a conservator, or determination by a regulatory agency that the Company is insolvent.

For purposes of this definition:
• “Change Event” means

(1)
the acquisition by any Person (other than the Company or a Subsidiary or any Company employee benefit plan (including its trustee)) of Beneficial Ownership, directly or indirectly, of securities of the Company directly or indirectly representing 15% or more of the total number of shares of the Company’s then outstanding Voting Securities (excluding the sale or issuance of such securities directly by the Company, or where the acquisition of such securities is made by such Person from five or fewer stockholders in a transaction or transactions approved in advance by the Board);

(2) the public announcement by any Person of an intention to acquire the Company through a tender offer, exchange offer, or other unsolicited proposal; or

(3)
the individuals who are members of the Board (the “Incumbent Board”) as of the Grant Date set forth in the Award Agreement cease for any reason to constitute at least a majority of the Board; provided, however, that if the nomination for election of any new director was approved by a vote of a majority of the Incumbent Board, such new director shall, for purposes of this definition, be considered a member of the Incumbent Board.

•	“Subsidiary” means a corporation as defined in Section 424(f) of the Internal Revenue Code with the Company being treated as the employer corporation for purposes of this definition.

•	“Voting Securities” means any shares of the capital stock or other securities of the Company that are generally entitled to vote in elections for directors.

* * * *

“Disability” means that you have been determined to have a total and permanent disability either by

•	being eligible for disability for Social Security purposes, or

•	being totally and permanently disabled under the Company's long-term disability plan.

“Retirement” means

•	if you are a current participant in a Company defined benefit plan, then “Retirement” is defined by that defined benefit plan, or

•
if you are not a current participant in a Company defined benefit plan, then “Retirement” means that you have reached age 55 and have at least five years of “vesting service” as defined in the Company's 401(k) Plan.

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